Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

David S. Joseph Resigns as Executive Vice President of Leasing for Taubman; Taubman Asia’s Paul A. Wright to be Promoted to
Executive Vice President, Global Head of Leasing

BLOOMFIELD HILLS, Mich., Dec. 21, 2016 - - Taubman Centers, Inc. (NYSE: TCO) today announced that David S. Joseph is resigning as executive vice president of Leasing effective December 31, 2016. Mr. Joseph has successfully led Taubman’s leasing efforts since 2013 and has made many contributions during his tenure. He will provide support as an independent consultant in 2017.

Paul A. Wright, group vice president of Leasing for Taubman Asia, will relocate to the U.S. and will be promoted to executive vice president, global head of Leasing for Taubman effective spring 2017. During the transition, Chief Operating Officer William S. Taubman will assume day-to-day leadership of the leasing function.

“Paul’s promotion reflects the global nature of the retail and mall industries, and provides our company the opportunity to significantly enhance leasing synergies as we work with retailers across our properties, whether in the U.S. or Asia,” said Mr. Taubman. “We are delighted to promote Paul into this new role.”

Mr. Wright, who has led the Taubman Asia leasing function since mid-2006 as group vice president of Leasing, has delivered exceptional leasing performance for the company’s ground-up development properties in China -- CityOn.Xi’an (opened April 28, 2016) and CityOn.Zhengzhou (opening March 2017), as well as Starfield Hanam in South Korea (opened Sept. 9, 2016). He also led Taubman’s successful leasing efforts for The Boulevard at Studio City in Macau and IFC Mall in South Korea.

Prior to Taubman, Mr. Wright held senior-level positions with Citta Management Limited and Lendlease.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; terrorist activities; maintaining the company’s status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on the company’s operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

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CONTACTS:
Maria Mainville, Director of Strategic Communications, Taubman
248-258-7469, mmainville@taubman.com

Ryan Hurren, Director of Investor Relations, Taubman
248-258-7232, rhurren@taubman.com